Exhibit 99.1
                    Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10-Q of PS Business Parks, Inc. (the "Company") for the quarterly period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald L. Havner, Jr., as Chief Executive Officer of the Company, and Jack Corrigan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirement of Section 13(a)or 15 (d) of the Securities Exchange Act of 1934; and

        (2)    The information  contained  in the Report fairly presents, in all
               material respects,  the  financial   condition   and  results  of
               operations of the Company.


/s/  Ronald L. Havner, Jr.
---------------------------------
Name:   Ronald L. Havner, Jr.
Title:  Chief Executive Officer
Date:   August 13, 2002

/s/  Jack Corrigan
---------------------------------
Name:   Jack Corrigan
Title:  Chief Financial Officer
Date:   August 13, 2002


This certification accompanies the Report pursunt to 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of 18 of the Securities Exchange Act of 1934, as amended.